SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

BENEFICIAL MUTUAL BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	1-33476	56-2480744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, Philadelphia, Pennsylvania 19106

(Address of principal executive offices) (Zip Code)

(215) 864-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendment to Articles of Incorporation or Bylaws.

To better align our corporate governance to best practices in the industry, on October 18, 2012, the Board of Directors of Beneficial Mutual Bancorp, Inc. (the “Company”) amended Article III, Section 1 of the Company’s Bylaws to establish the position of Chair of the Board as separate from the Office of the President, amended Article II, Section 4 and Article II, Section 1 to designate the chair of the board as the individual to preside at board and shareholder meetings, and amended, Article III, Section 2 of the Company’s Bylaws to decrease the number of Company directors from thirteen (13) to twelve (12).  A copy of the Company’s Bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

The Board of Directors also appointed Frank A. Farnesi, Chairman of the Board effective immediately.  Mr. Farnesi will serve in this role through the end of his term in May of 2014 when he will be up for re-election.  Gerard P. Cuddy will remain President and Chief Executive Officer of the Company.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Number	Description

3.2	Bylaws of Beneficial Mutual Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL MUTUAL BANCORP, INC.

Date: October 18, 2012	By:	/s/ Thomas D. Cestare
Thomas D. Cestare
Executive Vice President and Chief Financial
Officer